Exhibit 99.1

CONTINENTAL AIRLINES, INC.
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On October 1, 2010, Continental Airlines, Inc. ("Continental") became a wholly-owned subsidiary of United Continental Holdings, Inc. (formerly UAL Corporation and referred to herein as "UAL"), as a result of the merger of JT Merger Sub Inc. ("Merger Sub"), a wholly-owned subsidiary of UAL, with and into Continental.  In connection with the merger, UAL changed its name to United Continental Holdings, Inc. to reflect that both United Air Lines, Inc. ("United") and Continental are its wholly-owned subsidiaries.  The merger was effected pursuant to an Agreement and Plan of Merger dated as of May 2, 2010, entered into by and among UAL, Continental and Merger Sub.  Until the operational integration of United and Continental is complete, United and Continental will continue to operate as separate airlines.

The Unaudited Pro Forma Condensed Balance Sheet of Continental gives effect, on a Continental separate-entity basis, to the merger with UAL as if it had been consummated on September 30, 2010.  The Unaudited Pro Forma Condensed Statements of Operations of Continental for the nine months ended September 30, 2010 and for the year ended December 31, 2009 give effect to the merger, on a Continental separate-entity basis, as if it had been consummated on January 1, 2009, the beginning of the earliest period presented. The historical consolidated financial statements of Continental have also been adjusted to reflect certain reclassifications in order to conform to UAL’s financial statement presentation.

The Unaudited Pro Forma Condensed Financial Statements were prepared using the acquisition method of accounting with UAL considered the acquirer of Continental. Accordingly, consideration given by UAL to complete the merger with Continental has been pushed down and allocated to assets and liabilities of Continental based upon their estimated fair values as of September 30, 2010.  As of the date of this current report on Form 8-K, UAL and Continental have not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the Continental assets acquired and the liabilities assumed and the related allocations of purchase price, nor have they finalized all adjustments necessary to conform Continental's accounting policies to UAL's accounting policies.  Final valuations will be completed in the fourth quarter of 2010.  Changes resulting  from finalization of valuations and conforming to UAL’s accounting policies will result in adjustments to the balance sheet and/or statements of operations.  There can be no assurance that such finalization will not result in material changes.

These Unaudited Pro Forma Condensed Financial Statements have been developed from and should be read in conjunction with (1) the unaudited interim consolidated financial statements of Continental contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 and (2) the audited consolidated financial statements of Continental contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The Unaudited Pro Forma Condensed Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual results of operations or financial position of Continental would have been had the merger occurred on the dates assumed, nor are they necessarily indicative of the future results of operations or financial position of Continental.  Further, they do not include the results or financial position of United or UAL.  Consolidated unaudited pro forma financial statements of UAL have been separately filed in UAL's Current Report on Form 8-K dated October 1, 2010.

Continental expects to incur significant costs associated with integrating the operations of UAL and Continental, as more fully discussed in Continental's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010. The Unaudited Pro Forma Condensed Financial Statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the merger.  In addition, the Unaudited Pro Forma Condensed Financial Statements do not include one-time costs directly attributable to the transaction, employee retention costs or professional fees incurred by Continental pursuant to provisions contained in the merger agreement as those costs are not considered part of the purchase price.

CONTINENTAL AIRLINES, INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
September 30, 2010

		Pro Forma
(in millions)	Historical	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,698	$-		$3,698
Short-term investments	506	-		506
Restricted cash and cash equivalents	161	(161)	(a)	-
Accounts receivable, net	640	-		640
Spare parts and supplies, net	253	-		253
Prepaid expenses and other	741	(246)	(b)	384
		(111)	(c)
Total current assets	5,999	(518)		5,481
PROPERTY AND EQUIPMENT, NET	7,725	(291)	(d)	7,477
		43	(e)
OTHER ASSETS:
Goodwill	-	4,346	(f)	4,346
Intangibles, net	777	2,099	(g)	2,876
Restricted cash and cash equivalents	-	161	(a)	161
Other	231	45	(b)	94
		(182)	(h)
Total other assets	1,008	6,469		7,477
Total Assets	$14,732	$5,703		$20,435

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$818	$-		$818
Accounts payable	915	(165)	(b)	750
Air traffic liability	2,396	(194)	(i)	1,713
		(489)	(j)
Frequent flyer deferred revenue	-	881	(j)	881
Other accrued liabilities	837	(7)	(k)	804
		(26)	(l)
Total current liabilities	4,966	-		4,966
NON-CURRENT LIABILITIES:
Long-term debt and capital leases	6,079	(13)	(e)	6,182
		116	(h)
Frequent flyer deferred revenue	-	1,084	(j)	1,084
Deferred income taxes	266	577	(c)	843
Accrued pension liability	1,176	435	(m)	1,611
Accrued retiree medical benefits	224	37	(m)	261
Other non-current liabilities	859	1,310	(b)	1,749
		12	(g)
		107	(n)
		(283)	(k)
		(256)	(l)
Total non-current liabilities	8,604	3,126		11,730
STOCKHOLDERS' EQUITY:
Common stock	1	(1)	(o)	-
Additional paid-in capital	2,254	(2,254)	(o)	3,739
		3,739	(p)
Accumulated deficit	(1)	1	(o)	-
Accumulated other comprehensive loss	(1,092)	1,193	(m)	-
		(101)	(o)
Total stockholders' equity	1,162	2,577		3,739
Total liabilities and stockholders' equity	$14,732	$5,703		$20,435

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Financial Statements.

CONTINENTAL AIRLINES, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2010

		Pro Forma
(in millions, except per share data)	Historical	Adjustments		Pro Forma
OPERATING REVENUE:
Passenger	$9,669	$(166)	(a)	$9,643
		44	(i)
		96	(j)
Cargo	328	-		328
Other	833	124	(a)	855
		(72)	(j)
		(30)	(l)
Total Operating revenue	10,830	(4)		10,826
OPERATING EXPENSES:
Aircraft fuel and related taxes	2,806	66	(a)	2,872
Wages, salaries and related costs	2,527	(85)	(m)	2,489
		47	(r)
Aircraft rentals	689	(167)	(b)	528
		6	(l)
Landing fees and other rentals	656	5	(k)	661
Regional capacity purchase	625	(17)	(a)	608
Distribution costs	555	(81)	(a)	474
Maintenance, materials and repairs	413	(14)	(a)	382
		(17)	(n)
Depreciation and amortization	380	14	(d)	434
		3	(e)
		37	(g)
Special charges	18	-		18
Merger-related costs	29	(29)	(q)	-
Other	1,413	3	(a)	1,416
Total operating expenses	10,111	(229)		9,882

OPERATING INCOME	719	225		944

NONOPERATING INCOME (EXPENSE):
Interest expense, net	(265)	42	(h)	(223)
Other, net	(12)	(1)	(a)	(13)
Total Nonoperating Expense	(277)	41		(236)

INCOME BEFORE INCOME TAXES	442	266		708
INCOME TAXES	(1)	-		(1)
NET INCOME	$441	$266		$707

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Financial Statements.

CONTINENTAL AIRLINES, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009

		Pro Forma
(in millions, except per share data)	Historical	Adjustments		Pro Forma
OPERATING REVENUE:
Passenger	$11,138	$(98)	(a)	$10,963
		(94)	(i)
		17	(j)
Cargo	366	-		366
Other	1,082	135	(a)	1,013
		(166)	(j)
		(38)	(l)
Total Operating revenue	12,586	(244)		12,342
OPERATING EXPENSES:
Aircraft fuel and related taxes	3,317	84	(a)	2,997
		(404)	(o)
Wages, salaries and related costs	3,137	(140)	(m)	3,031
		34	(r)
Aircraft rentals	934	(223)	(b)	719
		8	(l)
Landing fees and other rentals	841	6	(k)	847
Regional capacity purchase	848	(22)	(a)	826
Distribution costs	624	(87)	(a)	537
Maintenance, materials and repairs	617	(19)	(a)	575
		(23)	(n)
Depreciation and amortization	494	43	(d)	628
		4	(e)
		87	(g)
Special charges	145	(29)	(m)	116
Other	1,775	79	(a)	1,854
Total operating expenses	12,732	(602)		12,130

OPERATING INCOME (LOSS)	(146)	358		212

NONOPERATING INCOME (EXPENSE):
Interest expense, net	(322)	62	(h)	(260)
Other, net	29	(2)	(a)	27
Total Nonoperating Expense	(293)	60		(233)

LOSS BEFORE INCOME TAXES	(439)	418		(21)
INCOME TAXES	157	(149)	(c)	8
NET LOSS	$(282)	$269		$(13)

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Financial Statements.

CONTINENTAL AIRLINES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Note 1.    Basis of Presentation

On May 2, 2010, UAL and Continental entered into the merger agreement whereby Continental would become a wholly-owned subsidiary of UAL.  The merger closed on October 1, 2010.  Under the terms of the merger agreement, each outstanding share of Continental common stock was exchanged for 1.05 shares of UAL common stock.  In addition, Continental stock options were converted into stock options and equity awards with respect to UAL common stock, after giving effect to the exchange ratio.

The accompanying Unaudited Pro Forma Condensed Financial Statements were prepared in accordance with Accounting Standards Codification Topic 805, formerly Statement of Financial Accounting Standards No. 141 (revised 2009), “Business Combinations,” using the acquisition method of accounting with UAL considered the acquirer of Continental.

The accompanying Unaudited Pro Forma Condensed Financial Statements present the pro forma consolidated financial position and results of operations of Continental on a stand-alone basis based upon Continental's historical financial statements, after giving effect to the merger and adjustments described in these notes, and are intended to reflect the impact of the merger on Continental’s consolidated financial statements.  The accompanying Unaudited Pro Forma Condensed Financial Statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings due to operating efficiencies or revenue synergies expected to result from the merger.

The Unaudited Pro Forma Condensed Balance Sheet gives effect to the merger as if it had been consummated on September 30, 2010 and includes estimated pro forma adjustments for the preliminary valuations of assets acquired and liabilities assumed by UAL.  These adjustments are subject to further revision as additional information becomes available and additional analyses are performed.   The Unaudited Pro Forma Condensed Statements of Operations gives effect to the merger as if it had been consummated on January 1, 2009, the beginning of the earliest period presented.

The Unaudited Pro Forma Condensed Balance Sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill.  The purchase price allocation in these Unaudited Pro Forma Condensed Financial Statements is based upon a purchase price of approximately $3.7 billion.  This amount was derived as described below in accordance with the merger agreement, based on the outstanding shares of Continental common stock at September 30, 2010, the exchange ratio of 1.05 shares of UAL common stock for each Continental share and a price per UAL common share of $23.66, which represents the closing price of UAL shares of common stock on September 30, 2010.  The purchase price also includes the estimated fair value of stock options issued upon the closing date of the merger in exchange for similar securities of Continental and the equity component of certain convertible securities of Continental.  Continental stock options outstanding at September 30, 2010, the majority of which became fully vested as of the date of the merger, were assumed by UAL and modified to provide for the purchase of UAL common stock.  Accordingly, the number of shares and the price per share were adjusted for the 1.05 exchange ratio.  Vested stock options held by employees of Continental are considered part of the purchase price.

The preliminary purchase price is calculated as follows:

(in millions, except per share data)
Outstanding shares of Continental common stock exchanged	141
Exchange ratio	1.05
Shares of UAL common stock issued	148
Price per share	$23.66
Fair value of UAL shares issued	$3,501
Fair value of UAL options issued and equity component of Continental convertible securities	238
Total estimated purchase price	$3,739

The table below represents a preliminary allocation of the total consideration to Continental’s tangible and intangible assets and liabilities based on UAL management’s preliminary estimate of their respective fair values as of September 30, 2010:

(in millions)
Cash and cash equivalents	$3,698
Other current assets	1,783
Property and equipment	7,477
Goodwill	4,346
Identified intangibles	2,876
Other noncurrent assets	255
Long-term debt and capital leases, including current portion	(7,000)
Air traffic liability	(1,713)
Frequent flyer liability	(1,965)
Pension and postretirement benefits	(1,872)
Deferred income taxes	(843)
Other liabilities assumed	(3,303)
Total estimated purchase price	$3,739

Upon completion of the fair value assessment, it is anticipated that the ultimate purchase price allocation will differ from the preliminary assessment outlined above.  Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Note 2.    Pro Forma Adjustments

The Unaudited Pro Forma Condensed Statements of Operations do not include any material non-recurring charges that will arise in subsequent periods as a result of the merger.  The Unaudited Pro Forma Condensed Financial Statements reflect the following adjustments:

(a)
Conforming Reclassifications.  Certain reclassifications have been made to conform to the reporting format of UAL.  These reclassifications have no effect on total assets, liabilities, stockholders' equity or net income (loss).

(b)
Aircraft Operating Leases.  Adjustments to (i) eliminate aircraft rent leveling accounts, which reduced prepaid expenses and other current assets by $246 million and accounts payable by $165 million, and (ii) record the fair value of aircraft operating leases and purchase options of $1.3 billion and $45 million, respectively.  As a result of these adjustments, the Unaudited Pro Forma Condensed Statements of Operations reflect a decrease in aircraft rent expense of $167 million for the nine months ended September 30, 2010 and $223 million for the year ended December 31, 2009.

(c)	Income Taxes. To record the income tax effects of the purchase accounting adjustments.
(d)
Property and Equipment.  A $291 million reduction to reflect the fair value of owned property and equipment.  As a result of this adjustment and a change in accounting to conform to UAL’s accounting policies related to salvage values and estimated useful lives, the Unaudited Pro Forma Condensed Statements of Operations reflect an increase in depreciation expense of $14 million for the nine months ended September 30, 2010 and $43 million for the year ended December 31, 2009.

(e)
Capital Leases.  A $43 million increase to property and equipment and a $13 million decrease to long-term debt and capital leases to reflect the fair value of property and equipment accounted for as capital leases.  As a result of these adjustments, the Unaudited Pro Forma Condensed Statements of Operations reflect an increase in depreciation expense of $3 million for the nine months ended September 30, 2010 and $4 million year for the ended December 31, 2009.

(f)
Goodwill.  To record the goodwill resulting from the merger.  Goodwill is not amortized but rather is assessed for impairment at least annually or more frequently whenever events or circumstances indicate that goodwill might be impaired.

(g)
Intangible Assets.  A net increase of $2.1 billion associated with adjustments to record the fair value of identifiable intangible assets, including indefinite-lived intangible assets such as international route authorities, certain take-off and landing slots, Star Alliance and logo, and amortizable intangible assets such as the frequent flyer customer database and other agreements.  As a result of this adjustment, the Unaudited Pro Forma Condensed Statements of Operations reflect a net increase in amortization expense of $37 million for the nine months ended September 30, 2010 and $87 million for the year ended December 31, 2009.

(h)
Long-Term Debt.  An increase of $116 million to long-term debt and capital leases to reflect the fair value of long-term debt and the elimination of $182 million of other noncurrent assets primarily associated with deferred debt issuance costs.  The difference between the fair value and the face amount of each borrowing is amortized as interest expense over the remaining term of the borrowings based on the maturity dates.  As a result of these adjustments, the Unaudited Pro Forma Condensed Statements of Operations reflect lower interest expense of $42 million for the nine months ended September 30, 2010 and $62 million for the year ended December 31, 2009.

(i)
Advance Ticket Sales.  A reduction of $194 million to advance ticket sales to conform to UAL’s accounting policy for ticket breakage.  As a result of this adjustment, the Unaudited Pro Forma Condensed Statements of Operations reflect an increase in passenger revenue of $44 million for the nine months ended September 30, 2010 and a decrease in passenger revenue of $94 million for the year ended December 31, 2009.

(j)
Frequent Flyer Deferred Revenue.  Adjustments to (i) eliminate the $489 million liability for the OnePass frequent flyer program, a portion of which was accounted under the incremental cost method and recorded within the air traffic liability, (ii) record the fair value of the OnePass liability of $2.0 billion (of which $1.1 billion represents the non-current portion), and (iii) reflect the adoption of deferred revenue accounting to conform to UAL’s frequent flyer accounting policy and financial statement presentation.  As a result of these adjustments, the Unaudited Pro Forma Condensed Statements of Operations reflect an increase in passenger revenue of $96 million and a decrease in other revenue of $72 million for the nine months ended September 30, 2010 and an increase in passenger revenue of $17 million and a decrease in other revenue of $166 million for the year ended December 31, 2009.

(k)
Facility Operating Leases.  Adjustments to (i) eliminate facility rent leveling accounts, which reduced other accrued liabilities by $7 million and other noncurrent liabilities by $438 million, and (ii) record the fair value of facility operating leases of $155 million.  As a result of these adjustments, the Unaudited Pro Forma Condensed Statements of Operations reflect an increase in landing fees and other rent of $5 million for the nine months ended September 30, 2010 and $6 million for the year ended December 31, 2009.

(l)
Deferred Gains.  An adjustment to reduce other accrued liabilities by $26 million and other non-current liabilities by $256 million related to the elimination of deferred gains associated with certain long-term contracts.  As a result of these adjustments, the Unaudited Pro Forma Condensed Statements of Operations reflect a decrease in other revenue of $30 million and an increase in aircraft rent expense of $6 million for the nine months ended September 30, 2010, and a decrease of $38 million in other revenue and an increase in aircraft rent expense of $8 million for the year ended December 31, 2009.

(m)
Pension Liability.  Adjustments to record pension assets at fair value,  remeasure the pension and postretirement benefit obligations at current discount rates and eliminate $1.2 billion of unrecognized prior service cost and unrecognized actuarial losses recorded in other comprehensive income (loss).  As a result of these adjustments, the Unaudited Pro Forma Condensed Statements of Operations reflect lower salaries and related costs of $85 million for the nine months ended September 30, 2010 and $140 million for the year ended December 31, 2009 and lower special charges of $29 million for the year ended December 31, 2009 related to the elimination of amortization or settlement charge recognition of pension and postretirement prior service costs and actuarial gains and losses.

(n)
Maintenance Contract.  An increase of $107 million to other non-current liabilities to reflect the fair value of a maintenance contract with a third party.  As a result of this adjustment, the Unaudited Pro Forma Condensed Statements of Operations reflect a decrease in aircraft maintenance, material and outside repair expense of $17 million for the nine months ended September 30, 2010 and $23 million for the year ended December 31, 2009.

(o)
Continental Stockholders’ Equity.  The elimination of all of stockholders’ equity, including $1 million of common stock, $2.3 billion of additional paid-in capital, $1 million of accumulated deficit and the remaining $101 million of accumulated other comprehensive income as a result of the acquisition method of accounting.  The pension-related items in other comprehensive income (loss) are eliminated in adjustment (m).  As a result of these adjustments, in addition to the pension and postretirement benefits adjustments discussed above, the Unaudited Pro Forma Condensed Statements of Operations reflect lower aircraft fuel expenses of $404 million for the year ended December 31, 2009 related to Continental’s fuel hedge losses that had previously been deferred in accumulated other comprehensive income (loss) but were eliminated upon the application of the acquisition method of accounting.

(p)
UAL Common Stock Issuance.  As discussed in Note 1, approximately 148 million shares of UAL common stock were issued to Continental stockholders at a per share price of $23.66 totaling $3.5 billion.  Consideration paid also includes the estimated fair value of options to purchase an estimated 7 million shares of UAL common stock that were issued to Continental employees in exchange for Continental stock options and the equity component of certain convertible securities of Continental that became convertible into UAL common stock.  The value of the consideration paid by UAL was pushed down to Continental as additional paid-in-capital.

(q)	Merger-Related Costs. A reduction of $29 million to remove the effect of one-time costs directly related to the merger during the nine months ended September 30, 2010.
(r)
Profit Sharing.  Adjustments to record the profit sharing expense associated with other pro forma adjustments.  As a result of these adjustments, the Unaudited Pro Forma Condensed Statements of Operations reflect higher wages, salaries and related costs of $47 million for the nine months ended September 30, 2010 and $34 million for the year ended December 31, 2009.